Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Application for Conversion on Form AC, as amended, of K-Fed Mutual Holding Company filed with the Office of Thrift Supervision and in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-167169) for Kaiser Federal Financial Group, Inc. filed with the Securities and Exchange Commission, of our report dated August 25, 2010 on the consolidated financial statements of K-Fed Bancorp as of June 30, 2010 and 2009 and for each of the three years in the period ended June 30, 2010 and on the effectiveness of internal control over financial reporting of K-Fed Bancorp as of June 30, 2010 appearing in the prospectus which is part of the Amended Application and Amendment to the Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in the Registration Statement on Form S-1 and Form AC.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois
August 25, 2010